EXHIBIT 10.14

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of July 1, 1999, the Effective Date (as herein defined) by and between Tropical Sportswear Int'l Corporation, a Florida corporation (the "Company"), and Gregory
L. Williams (the "Employee").


                                    RECITALS:

         In entering into this Agreement, the Company desires to provide the Employee with substantial incentives to serve the Company without distraction or concern over minimum compensation, benefits or tenure; to develop and implement the Company's business plan and thereafter managing the Company's future growth and development and maximizing the returns to the Company's stockholders.

         NOW, THEREFORE, in consideration of the foregoing and the mutual provisions contained herein, and for other good and valuable consideration, the parties hereto agree with each other as follows:


1.       CERTAIN DEFINITIONS

         A. Certain Definitions. As used herein, the following terms have the meanings assigned to them below:


           "Annual Cash Bonus" is the cash bonus determined by the Compensation Committee of the Board of Directors.

           "Annual Cash Compensation" of the Employee for any Compensation Year means the sum of the Base Salary and Annual Cash Bonus earned by the Employee during that Compensation Year, including all amounts deferred at the election of the Employee pursuant to a Compensation Plan intended to qualify as a plan under
Section 401(k) of the Code or otherwise. If salary or bonus is paid in whole or in part in property other than cash (such as Common Stock) the amount so paid shall be the fair market value thereof on the date of payment.

           "Average Annual Bonus" is the average (mean) of the annual bonuses earned by Employee during the three year period preceding the Termination Date (including any Compensation Years that precede the Effective Date). If any annual bonus was to be paid in whole or in part in property other than cash (such as Common Stock) the amount so earned and included for purposes of this calculation shall be the fair market value thereof on the date for the determination of such fair market value that is specified in the agreement that such payment be so paid, and if no such date is therein specified for such determination, then on the date of such agreement, and, if there is no such agreement, then on the date of payment.

           "Average Annual Compensation" means the sum of the Employee's Average Base Salary and the Average Annual Bonus.

           "Average Base Salary" is the average (mean) of the base salaries earned by the Employee during the three year period preceding the Termination Date. If any base salary was to be paid in whole or in part in property other than cash (such as Common Stock) the amount so earned and included for purposes of this calculation and included for purposes of this calculation shall be the fair market value thereof on the date for determination of such fair market value that is specified in the agreement that such payment be so paid, and if no such date is therein specified for such determination, then on the date of such agreement, and, if there is no such agreement, then on the date of payment.

           "Base Salary" means the minimum annual salary payable by the Company to the Employee pursuant to Section 4(A).

           "Board" means herein the Board of Directors of the Company.

           "Business Reason" for the Company's termination of the Employee's Employment means any reason other than Cause, Death, Disability or Retirement.

           "Business Reason Termination Payment" means an amount equal to the Employee's Average Annual Compensation calculated as of the Termination Date divided by twelve and multiplied by twenty-four.

           "Cause" for the Company's termination of the Employee's Employment means:

     (a) the Employee's conviction of a felony; or

     (b) the Employee' engaging in misconduct which has caused or is reasonably likely to cause substantial or irreparable injury to the Company; or

     (c) the Employee's failure to perform his duties and responsibilities in accordance with the provisions of this Agreement, after reasonable written notice and opportunity to cure.

           "Common Stock" means the common stock of the Company.

           "Company" means

     (a) Tropical Sportswear Int'l Corporation, a Florida corporation, and any successor thereto;

     (b) any Person that assumes the obligations of "the Company" hereunder, by operation of law, pursuant to Section 7 (I) or otherwise.

           "Compensation Plan" means any compensation arrangement, plan, policy, practice or program established, maintained or sponsored by the Company or any subsidiary of the Company, or to which the Company or any subsidiary of the Company contributes, on behalf Employee, excluding any compensation arrangement, plan, policy, practice or program to the extent it provides for annual Base Salary or Annual Cash Bonus.

           "Compensation Year" means the fiscal year of the Company.

           "Confidential Information" means, with respect to the Company or any subsidiary of the Company, all trade secrets and other confidential, non-public/proprietary information of that Person, including information derived from reports, investigations, research, work in progress, codes, marketing and sale programs, customer lists, records of customer service requirements, capital expenditure projects, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any governmental authority and all other confidential, nonpublic concepts, methods of doing business, materials or information prepared or performed for, by or on behalf of that Person.

           "Disability" of the Employee means the Employee has been determined (which determination shall be final and binding on all Persons, absent manifest error), as a result of a physical or mental illness or personal injury he has incurred (including illness or injury resulting from any substance abuse), by a physician, selected by the Company, to be unable to perform, at the time of that determination and, in all reasonable medical likelihood, indefinitely thereafter, the normal duties then most recently assigned, under and in accordance with the terms hereof, to the Employee.

           "Effective Date" means July 1, 1999.

           "ERISA" means the Employee Retirement Income Security Act of 1974.


           "Employment" means the employment of the Employee by the Company or a subsidiary of the Company hereunder.


           "Exchange Act" means the Securities Exchange Act of 1934.


           "Good Reason" for the Employee's termination of his Employment means any of the following that occurs, and which has not been cured by the Company after receipt of such notice of Good Reason from the Employee:

     (a) material violation or breach by the Company of this Agreement, which the Company fails to cure within forty-five (45) days of receiving written notice from Employee of such alleged violation or breach; or

     (b) the Company's taking of any action that is the equivalent of a constructive discharge, which the Company fails to cure within forty-five (45) days of receiving written notice from Employee of such alleged constructive discharge.

           "Good Reason Payment" means an amount equal to the Employee's Average Annual Compensation calculated as of the Termination Date divided by twelve and multiplied by twenty-four.

           "Incentive Plan" means any compensation arrangement, plan, policy, practice or program, other than the Base Salary and the Annual Cash Bonus provisions of this Agreement, established, maintained or sponsored by the Company or any subsidiary of the Company, or to which the Company or any subsidiary of the Company contributes, and which provides for awards of securities or the phantom equivalent of securities, including any stock option, stock appreciation right and restricted stock plan, but excluding any plan intended to qualify as a plan under any one or more of Sections 401 (a), 401(k) or 423 of the Code.

           "Nonterminating Party" means the Employee or the Company, as the case may be, to which the Terminating Party delivers a Notice of Termination.

           "Notice of Termination" to or from the Employee means a written notice that:

     (a) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's Employment, and if the Termination Date is other than the date of receipt of the notice,

     (b) sets forth that Termination Date.

           "Person" means any natural person, sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company, joint venture, estate, trust, union or employee organization or governmental authority.

"Publicly Traded" with respect to shares of stock of a company means traded on a national securities exchange or listed for quotation on NASDAQ.

           "Retirement" of the Employee means the Employee terminates his Employment on or after the date he has attained age 65.

           "Securities Act" means the Securities Act of 1933.

           "Terminating Party" means the Employee or the Company, as the case may be, who or which terminates the Employee's Employment by means of a Notice of Termination.

           "Termination Date" means:

     (a) if the Employee's Employment is terminated by the Company for Cause, the date the Employee receives the Company's Notice of Termination for Cause;

     (b) if the Employee's Employment is terminated by reason of the Employee's death or Retirement, the date of that death or Retirement;

     (c) if the Employee's Employment is terminated by reason of the Employee's disability, thirty (30) days from the date that Employer or Employee receives the Notice of Termination;

     (d) if the Employee's Employment is terminated by Employer for a Business Reason, not less than three (3) and not more than sixty (60) days after the Employee receives the Notice of Termination, as determined by the Company in its sole discretion;

     (e) if the Employee's Employment is terminated by Employee for Good Reason, the date specified by Employee that shall be within ninety (90) days after the facts and circumstances constituting the Good Reason first exist and are known to the Employee and after the forty- five (45) day notice and opportunity to cure period set forth in Section 5 of this Agreement;

     (f) if the Employee's Employment is terminated by Employee without Good Reason, the date specified by Employer in its sole discretion, provided that such date shall not be sooner than the third business day after the Employer received the applicable Notice of Termination nor later than the sixtieth (60th) day after such notice.

         B.           Other Definitional Provisions.

     (i) Except as otherwise specified herein, all references herein to any statute defined or referred to herein, including the Code, ERISA and the Exchange Act, shall be deemed references to that statute or any successor statute, as the same may have been or may be amended or supplemented from time to time, and any rules or regulations promulgated thereunder.

     (ii) When used in this Agreement, the words "herein," "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the word "Section" refers to a Section of this Agreement unless otherwise specified.

     (iii) Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes each other gender and the neuter.

     (iv) The word "including" (and, with correlative meaning, the word "include") means including, without limiting the generality of any description preceding such word, and the words "shall" and "will" are used interchangeably and have the same meaning.


2.       EMPLOYMENT

A. On the terms and subject to the conditions hereinafter set forth, and beginning as of the Effective Date, the Company shall employ the Employee as Executive Vice President and General Counsel of the Company and the Employee will serve in the Company's employ in that position. The Employee shall report directly to the CEO and the CFO. The Employee shall perform such duties and have such powers, authority, functions, duties and responsibilities for the Company and corporations affiliated with the Company as are commensurate and consistent with such office. The Employee also shall have such additional powers, authority, functions, duties and responsibilities as may be assigned to him by the Chairman of the Board.

B. The Employee shall not, at any time during the Employment, engage in any other activities unless these activities do not interfere materially with the Employee's duties and responsibilities for the Company at that time, except that the Employee shall be entitled, as provided in Section 6.

     (a) to continue with such activities as the Employee has carried on prior to the Effective Date, including making and managing his personal investments and participating in other business, church or civic activities provided that such activities do not include a beneficial ownership interest in a competitor, supplier or customer of the Company other than an investment in a publicly traded company of which Employee is not an employee, officer, director or partner that does not exceed 5% of the outstanding voting shares of voting stock.

     (b) to serve on civic boards, non-profit boards, charitable boards or committees and trade associations or similar boards or committees.

     (c) to serve on for-profit business boards of directors if Employer's consent shall have been obtained.


3.       TERM OF EMPLOYMENT


         Subject to the provisions of Section 5, the term of the Employee's Employment shall be for period of twenty-four months commencing on the Effective Date and automatically renewing each day thereafter for an additional day without any further action by the Company or the Employee, it being the intention of the parties that from the Effective Date and each day thereafter there shall be a continuously remaining term of twenty-four months of the Employee's Employment. In the event that Employee's Employment hereunder shall not have otherwise been terminated, such Employment shall terminate at the end of the Compensation Year in which Employee reaches age 65.


4.       COMPENSATION


         A. Base Salary. A Base Salary shall be payable to the Employee by the Company as a guaranteed minimum annual amount hereunder for each Compensation Year during the period from the Effective Date to the Termination Date. That Base Salary shall be payable in the intervals consistent with the Company's normal payroll schedules (but in no event less frequently than semi-monthly), shall be payable initially at the annual rate of $300,000 and shall be increased (but not decreased) effective on the first day of each subsequent Compensation Year, by the greater of the same percentage increase (if any) in the CPI for the twelve (12) month period immediately preceding such anniversary or such amount that the Compensation Committee of the Board shall determine.


         B. Annual Cash Bonus. The Annual Cash Bonus shall be determined by the Compensation Committee of the Board effective the end of the Compensation Year. (The first such calculation will be made as of October 3, 1999, the first fiscal year end of the Company after the Effective Date.) The parties anticipate that the probable range of the Annual Cash Bonus will be up to 80% of the Base Salary. The Annual Cash Bonus shall be paid to the Employee within one hundred and eighty (180) days following each Compensation Year.


         C. Other Compensation. To the extent authorized by the Compensation Committee of the Board, the Employee shall also be entitled to participate in any additional Compensation Plans from time to time in effect during the term of this Agreement. All awards to the Employee under all Incentive Plans shall take into account the Employee's positions with and duties and responsibilities to the Company and its subsidiaries.


5.       TERMINATION, DISABILITY AND DEATH


         A.           Termination of Employment by the Company.

     (i) The Company shall be entitled to terminate the Employee's Employment

             (a) at any time for Cause, or

             (b) at any time for any Business Reason.

     (ii) The Company's termination of the Employee's Employment for Cause will be effective on the date the Company delivers a Notice of Termination for Cause to the Employee pursuant to this Section, while the Company's termination of the Employee's Employment for a Business Reason will be effective not less than three (3) business days and not more than sixty (60) days from the date the Company delivers a Notice of Termination for a Business Reason to the Employee pursuant to this Section 5(A)(i). Between the time that the Company delivers a Notice of Termination For a Business Reason and the effective date of such termination, Employee shall continue to receive all of the payments and consideration provided for in this Agreement.

     (iii) If the Company terminates the Employee's Employment for Cause, the Company promptly thereafter, and in any event within thirty (30) business days thereafter, shall pay the Employee, without right of set off or counterclaim, his Base Salary to and including the Termination Date and the amount of all compensation previously deferred by the Employee (together with any accrued interest or earnings thereon), in each case to the extent not theretofore paid, and, when that payment is made, the Company shall have no further or other obligations hereunder to the Employee, notwithstanding any other provision of this Agreement.

     (iv) If the Company terminates the Employee's Employment for a Business Reason, the Company shall promptly thereafter, and in any event within five (5) business days of the Termination Date, pay the Employee, without right of set off or counterclaim, his current Base Salary to and including the Termination Date and the amount of all compensation previously deferred by the Employee, if any, (together with any accrued interest or earnings thereon) together with the Business Reason Termination Payment, in each case to the extent not theretofore paid, and, when all such payments are made, the Company shall have no further or other obligations hereunder to the Employee, notwithstanding any other provision of this Agreement.

                  B.         Termination of Employment by the Employee.

     (i) The Employee shall be entitled to terminate the Employment:

     (a) For Good Reason. The Employee shall be entitled to terminate his Employment for a Good Reason at any time within ninety (90) days after the facts or circumstances constituting that Good Reason first exist and are known to the Employee; provided that at least forty-five (45) days prior to such termination the Employee has notified Employer in writing that Employee believes that Good Reason exists and sets forth in reasonable detail the basis therefor and Employer fails to cure within such period. Such termination for Good Reason shall be effective on the applicable Termination Date. In the event that the Employee properly terminates his Employment for Good Reason, the Good Reason Payment shall become due and payable to the Employee, without right of set off or counterclaim, upon the Date of Termination.

     (b) Without Good Reason The Employee's termination of his Employment without Good Reason and other than for Disability will be effective on the applicable Termination Date. If the Employee terminates his Employment Without Good Reason and other than for Disability, the Company shall pay to the Employee, in a cash lump sum within thirty (30) business days after the Termination Date, the amount equal to the sum of:

     (i) the portion of the Base Salary to and including the Termination Date which has not yet been paid, and

     (ii) all compensation previously deferred by the Employee, if any, (together with any accrued interest and earnings thereon) which has not yet been paid.


         C. Termination by Reason of Disability. During the term of this Agreement (the "policy period") the Company shall maintain, at its expense, a long-term individual disability plan for Employee. If the Employee incurs any Disability during the policy period, either the Employee or the Company may terminate the Employee's Employment. If the Employee's Employment is terminated by reason of the Employee's Disability termination shall be effective on the applicable Termination Date.


         D. Termination of Employment by Death. The Employee's Employment shall automatically terminate upon the death of the Employee. If the Employee's Employment is terminated by reason of the Employee's death, the Company shall pay to the Person the Employee has designated in a written notice delivered to the Company as his beneficiary entitled to such payment, if any, or to the Employee's estate, as applicable, in a cash lump sum within thirty (30) days after the Termination Date, the amount equal to the sum of

     (i) the portion of the Base Salary through the end of the month in which the Termination Date occurs which has not yet been paid,

     (ii) all compensation previously deferred by the Employee, if any, (together with any accrued interest or earnings thereon) which has not yet been paid,

(iii)      any accrued but unpaid vacation pay, and


     E. Return of Property. On termination of the Employee's Employment, however brought about, the Employee (or his representatives) shall promptly deliver and return to the Company all the Company's property that is in the possession or under the control of the Employee.


     F. Stock Options. Notwithstanding any provision of this Agreement to the contrary:

     (i) Employee shall receive stock options for 15,000 shares of the Employer's common stock, as of July 15, 1999;

     (ii) except in the case of a termination of the Employee's Employment for Cause, all stock options previously granted to the Employee under this agreement and any Incentive Plans that have not been exercised and are outstanding as of the time immediately prior to the Termination Date shall, notwithstanding any contrary provision of any applicable Incentive Plan, remain outstanding (and continue to become exercisable pursuant to their respective terms) until exercised or the expiration of their term, whichever is earlier; and

     (iii) in the case of a termination of the Employee's Employment for Cause, all stock options previously granted to Employee under this agreement and any Incentive Plans that have not been exercised and are outstanding as of the time immediately prior to the Termination Date shall, notwithstanding any contrary provision of any applicable Incentive Plan, remain outstanding and continue to be exercisable until exercised or the date that is ten (10) days after the Termination Date, whichever is earlier.


6.       OTHER EMPLOYEE RIGHTS


     A. Fringe Benefits. During the term of this Agreement, Employee is entitled to the same level of fringe benefits specified herein or, if more generous, the level of fringe benefits hereafter provided to employees of comparable position in the Company, including but not limited to a minimum of four weeks of paid vacation, a company car for business and personal use, club membership, health insurance, dental insurance, malpractice insurance, errors and omission insurance, disability insurance, and life insurance of $1.0 million and a cellular phone.

         B. Business Expenses. The Employee is authorized to incur, and will be entitled to receive reimbursement for, all reasonable expenses incurred by the Employee in performing his duties and carrying out his responsibilities hereunder, provided that the Employee complies with the applicable policies, practices and procedures of the Company relating to the submission of expense reports, receipts or similar documentation of those expenses. The Company shall either pay directly or promptly reimburse the Employee for such expenses after submission to the Company.

         C.  Continuing  Legal  Education.  The Company  recognizes the value of
Employee's continuing legal education and encourages such. Employee is authorized to attend continuing legal education (which shall not be considered vacation time) and agrees to reimburse Employee's costs (including travel costs) associated with attending professional seminars for the purpose of continuing legal education, subject to CEO approval.

     D. Support. Employee shall be provided by the Company with office space, furnishings, and facilities, secretarial and administrative assistance (which may be performed by a paralegal), supplies and other support equipment (including a computer, facsimile machine and photocopier).

     E. No Forced Relocation. The Employee shall not be required to move his principal place of residence from the central Florida area or to perform regular duties that could reasonably be expected to require either such move against his wish or to spend amounts of time each week outside the central Florida area which are unreasonable in relation to the duties and responsibilities of the Employee hereunder, and the Company agrees that, if it requests the Employee to make such a move and the Employee declines that request, (i) that declination shall not constitute any basis for a determination that cause for termination exists and (ii) no animosity or prejudice will be held against Employee.

     F. Home Office. To the extent that Employee perform his duties and responsibilities out of his home office, Employee shall continue to receive support and reimbursement for the costs of such home office, including any required computer equipment, telephone, and related supplies.

         G. Outside Interests. It is understood that Employee has (and may have additional future) ownership interests in other businesses and that such interests require attention during normal business hours. Employee shall be entitled to attend to such interests on one business day per week, in the Employee's discretion. The fact that Employee receives compensation from such businesses (in the form of wages or otherwise) is hereby acknowledged by the parties. It is also agreed that Employee may continue to be nominally employed by Mechanic, Nuccio, Bentley and Williams, P.A. for purposes of a transition period, if such continuing employment is the most cost effective way to effectuate malpractice insurance "tail coverage" and it is otherwise acceptable to the law firm.


7.       GENERAL PROVISIONS

         A. Confidentiality The Employee shall not divulge or communicate to any person (except in performing his duties under this Agreement) or use for his own purposes Confidential Information which is not generally known to the public and shall use his best efforts to prevent the publication or disclosure by and other person of any such Confidential Information. Information shall be deemed not to be Confidential Information if it has become known to the public generally through no act or fault of the Employer. All documents and objects made, compiled, received or held or used by Employee in connection with the business of the Company during the employment shall be and remain the Company's property.

         B. Non-Competition The Employee agrees that, except as otherwise provided herein, during the Employment and for a period of twenty-four months after the applicable Termination Date Employee will not directly or indirectly, whether or not for compensation and whether or not as an employee, be engaged in or have any impermissible financial interest in any business that is in fact competing with the Company on the Termination Date (a "competing business"). For purposes of this Agreement, the Employee shall be deemed to be engaged in a competing business if the business, in fact, competes with the Company, or any controlled Affiliate, on the Termination Date and if Employee is an employee, officer, director, partner or consultant of such competing business or has a impermissible financial interest therein. Employee shall not be deemed to have an impermissible financial interest in any competing publicly traded business so long as Employee owns less than five percent (5%) of the any class of securities of such publicly traded company and is not an officer, director, partner, employee or consultant thereto.

         C. Non-Solicitation The Employee agrees that during the Employment and for a period of twenty-four months after the Date of Termination, Employee shall not, employ any person who was employed by the Company or any of its controlled Affiliates on the Termination Date, or induce such Person to accept employment other than with the Company or its subsidiaries.

         D. Injunctive Relief The Employee recognizes that a breach of his obligations under this paragraphs (A) through (C) above would cause irreparable harm to the Company and, provided that as a pre-condition the Company has previously tendered all sums that are due and payable to the Employee under the terms of this Agreement, the Company shall be entitled to preliminary and permanent injunctions enjoining violation as a non-exclusive remedy.

     E. Severability If any one or more of the provisions of this Agreement shall, for any reason, be held or found by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect,

     (i) such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement,

     (ii) this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein (except that this clause
(ii) shall not prohibit any modification allowed under Section 7(B)) and

     (iii) if the effect of a holding or finding that any such provision is invalid, illegal or unenforceable is to modify to the Employee's detriment, reduce or eliminate any compensation, reimbursement, payment, allowance or other benefit to the Employee intended by the Company and Employee in entering into this Agreement, the Company shall, within thirty (30) days after the date of such finding or holding, negotiate and expeditiously enter into an agreement with the Employee which contains alternative provisions (reasonably acceptable to the Employee and the Company) that will restore to the Employee (to the extent lawfully permissible) substantially the same economic, substantive and income tax benefits and legal rights the Employee would have enjoyed had such provision been upheld as legal, valid and enforceable; and

     (iv) if any provision of this Agreement or portion hereof is so broad, in scope or duration, as to be unenforceable, such provision or portions thereof shall be interpreted to be only so broad as to be legal, valid and enforceable.

         F. Nonexclusivity of Rights. Nothing herein shall prevent or last the Employee's continuing or future participation in any Compensation Plan or limit or otherwise affect such rights as the Employee may have under any other contract or agreement with the Company. Vested benefits and other amounts to which the Employee is or becomes entitled to receive under any Compensation Plan on or after the Termination Date shall be payable in accordance with that Compensation Plan, except as expressly modified hereby.

         G. Full Settlement. The Company's obligations to make the payments provided for in, and otherwise to perform its undertakings in, this Agreement shall not be affected by any right of set-off, counterclaim, recoupment, defense or other action, claim or right the Company may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any provision hereof, and those amounts shall not be reduced, regardless of whether the Employee obtains other employment or becomes self-employed.

         H.            Successors.

     (i) This Agreement is personal to the Employee and, without the prior written consent of the Company, is not assignable or delegable by the Employee otherwise than by transfer of rights by will or the laws of descent and distribution.

     (ii) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and this Agreement shall inure to the benefit and be enforceable by the Employee's legal representatives acting in their capacities as such pursuant to applicable law.

     I. Amendments; Waivers. This Agreement may not be amended or modified except by a written agreement executed and delivered by the parties hereto or their respective successors or legal representatives acting in their capacities as such pursuant to applicable law.

     J. Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery or by registered or certified mail, return receipt requested, postage prepaid, addressed to the appropriate Person at the address of such Person get forth below (or at such other address as such Person may designate by written notice to each other party in accordance herewith):

                      (i)  if to the Employee, addressed as follows:

                                    Gregory L. Williams
                                    3108 Prospect Road
                                    Tampa, FL  33629

                     (ii)       if to the Company, addressed as follows:

                                    Tropical Sportswear Int'l Corporation
                                    4902 West Waters Avenue
                                    Tampa, FL  33634
                                    Attn:  Michael Kagan


     K. No Waiver. The failure of the Company or the Employee to insist on strict compliance with any provision of, or to assert any right under, this Agreement (including the right of the Employee or the right of the Company to terminate the Employment for Good Reason shall not be deemed a waiver of that provision or of any other provision of or right under this Agreement.

     L. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without reference to any principles of conflicts of laws.

     M. Jurisdiction and Venue. The Company and the Employee irrevocably consent with respect to any action, suit or other legal proceeding pertaining directly to this Agreement or to the interpretation or enforcement of any of the Company's or the Employee's right hereunder to service of process in the State of Florida and hereby waives any right to contest or oppose receipt of such service of process in Florida provided such Person actually received such process by mail or electronic communication.

     (i) agrees that any such action, suit or other legal proceeding may be brought in Hillsborough County, Florida; and

     (ii) consents to the jurisdiction of any appropriate court in such county in any such action, suit or other legal proceeding and

     (iii) waives any objection it may have to the laying of venue of any such action, suit or other legal proceeding in any of such courts.

     N. Headings. The headings of Sections and subsections hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     O. Publicity The Employee shall not make or publish, without the prior written consent of the other, any written or oral statement concerning the terms of the Employee's employment relationship with the Company and will not, if a Notice of Termination is given by either the Company or the Employee for any reason, publish or cause to be published any statement concerning the Company's relationship with the Employee or the Employee's relationship with the Company, including Employee's work-related performance or the reasons or basis for the giving of that Notice of Termination.

     P. Tax Withholding. Notwithstanding any other provision hereof, the Company may withhold from amounts payable hereunder all Federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

     Q. Entire Agreement. The Company and the Employee agree that this Agreement supersedes all prior written and oral agreements between them with respect to the employment of the Employee by the Company, but has no effect on any Compensation Plan in which the Employee was participate prior to the Effective Date.


8.       LITIGATION COSTS

         In the event of litigation over the terms or breach of this Agreement, the prevailing party shall be entitled to recover litigation costs and attorneys fees from the non-prevailing party.

9.       INDEMNIFICATION

         The Employee shall be indemnified by the Company to the maximum extent permitted by the law of Florida, the state of the Company's incorporation, and the law of the state of incorporation of any subsidiary of the Company of which the Employee is a director or an officer or employee, as the same may be in effect from time to time.

10.        DISCLOSURE

         The parties acknowledge that neither Gregory L. Williams nor any other attorney with the law firm of Mechanik, Nuccio, Smith & Williams, P. A. has provided legal advice to Employer in connection with this agreement. Moreover, Employer acknowledges that the terms of this agreement are fair and reasonable and the Employer has been given reasonable opportunity to seek the advice of independent counsel.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year indicated above.


TROPICAL SPORTSWEAR INT'L                  EMPLOYEE


 CORPORATION


By:   /s/ Michael Kagan                    /s/ Gregory L. Williams
Its:   Executive Vice President            GREGORY L. WILLIAMS